EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED

PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

We, James J. Piro, Chief Executive Officer and President, and Maria M. Pope, Senior Vice President, Finance, Chief Financial Officer, and Treasurer, of Portland General Electric Company (the “Company”), hereby certify that the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the Securities and Exchange Commission on the date hereof pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the “Report”), fully complies with the requirements of that section.

We further certify that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ JAMES J. PIRO	/s/ MARIA M. POPE
James J. Piro	Maria M. Pope
Chief Executive Officer and President	Senior Vice President, Finance, Chief Financial Officer, and Treasurer

Date: February 24, 2010	Date: February 24, 2010